Exhibit 99.1

COMPANY CONTACT: Steve Loomis, Chief Financial Officer sloomis@cardiodynamics.com 800-778-4825, Ext. 1015

CardioDynamics Shareholders Approve Merger

Agreement with SonoSite

SAN DIEGO, CA—August 11, 2009—CardioDynamics (Nasdaq: CDIC), the innovator and leader of BioZ® impedance cardiography (ICG) technology, announced that at a special meeting held today, the shareholders of CardioDynamics voted to approve the Agreement and Plan of Merger, dated June 9, 2009, by and among CardioDynamics, SonoSite, Inc. and Canada Acquisition Corp., pursuant to which CardioDynamics will become a wholly owned subsidiary of SonoSite.

The proposed merger was announced on June 9, 2009 and is anticipated to close within approximately one week. Under the terms of the merger agreement, CardioDynamics shareholders will receive $1.35 per share in cash, in exchange for each share of common stock. The price represented a 69% premium over the closing share price on June 8, 2009, the day before the definitive merger agreement was announced. Upon closing of the transaction, CardioDynamics shares will be de-listed from The NASDAQ Stock Market.

Michael K. Perry, CardioDynamics Chief Executive Officer, commented, “This acquisition fulfills our Board of Directors’ objective to maximize shareholder value. We are pleased that we will be joining SonoSite, an industry leader in point-of-care medicine who shares our vision of creating non-invasive technologies that improve outcomes and reduce the cost of patient care. SonoSite recognizes the value that we have produced in creating a new medical marketplace with ICG technology and building a strong physician office sales channel and large installed physician base.”

Perry added, “We thank our employees, customers and partners for their contributions in making ICG an important part of cardiovascular care for the more than 12,000 physicians who use ICG daily. We are excited for the opportunity to combine with SonoSite and leverage our innovative product portfolios and sales channels through each other’s existing customer base. This will enable both companies to extend our reach to even more physicians and hospitals for the benefit of patients.”

About CardioDynamics

CardioDynamics (www.cdic.com), the ICG Company, is the innovator and leader of an important medical technology called Impedance Cardiography (ICG). The Company develops, manufactures and markets noninvasive ICG diagnostic and monitoring devices and markets proprietary ICG sensors. The Company’s ICG Systems are being used by physicians around the world to help battle the number one killer of men and women—cardiovascular disease. Partners include GE Healthcare, Philips Medical Systems and Mindray.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound. Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care. The company employs approximately 700 people worldwide.

Forward-looking Information

Certain statements in this press release are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions and other factors, including, but not limited to estimates about the benefits of the business combination transaction involving the companies, including future financial and operating results, continued market acceptance of product offerings, our business may suffer as a result of the uncertainty regarding the merger, and the risk that the acquisition may not be completed in the time frame expected by the parties or at all. Additional information regarding factors that may affect future results are described in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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